Exhibit 10.17

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of October 21, 2021, by and among M3-Brigade Acquisition III Corp., a Delaware corporation (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (File No. 333-256017) (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock)”), and one-third of one redeemable public warrant, where each whole redeemable public warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrant(s)”);

WHEREAS, the Company’s sponsor, M3-Brigade Sponsor III LP (the “Sponsor”), Cantor Fitzgerald & Co., the representative of the underwriters (the “Representative)” and the Purchaser have agreed to purchase an aggregate of 7,266,667 warrants (or up to 7,527,667 warrants, depending on the extent to which the underwriters exercise their option to purchase additional units) at a price of $1.50 per warrant in a private placement that will close simultaneously with the closing of the IPO (the “Private Placement Warrants”, and, collectively with the Public Warrants, the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to consummate a Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the number of shares of Class A Common Stock determined pursuant to Section 1(a)(i) hereof (the “Forward Purchase Shares” or the “Forward Purchase Securities”) on the terms and conditions set forth herein.

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Class A Common Stock (the “Trust Account”), as described in the Registration Statement;

WHEREAS, the amounts available to the Company from the Trust Account (after giving effect to any redemptions of Class A Common Stock and the payment of the deferred fees due to the underwriters of the IPO) and any other equity or debt financing obtained by the Company in connection with the Business Combination (the “Available Cash”), together with the proceeds from the sale of the Forward Purchase Shares, will be used to satisfy the cash requirements of the Business Combination, including funding the purchase price and paying expenses and retaining amounts specified in the definitive agreement for the Business Combination (the “Definitive Agreement”) to be retained for use by the post-Business Combination company for working capital or other purposes (the “Cash Requirements”); and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Forward Purchase Securities.

(i) The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (1) the number of Forward Purchase Shares which is the quotient of (x) the amount of capital committed by the Purchaser and allocated to this Agreement (such amount, the “FPS Purchase Price”) as notified by the Purchaser to the Company as promptly as practicable after the date hereof and no later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company (the “Allocation Notice”), which amount shall be no more than $40,000,000 (the “Maximum Amount”), and (y) $10.00 (the “Number of Forward Purchase Shares”). Notwithstanding the foregoing, if the Company consummates a third-party investment transaction (a “PIPE”) in accordance with Section 6(a)(viii) and such investment is made in the form of the purchase of securities convertible into the common stock of the Company (the “Convertible PIPE Securities”), the Purchaser shall be entitled, at its election, to purchase such Convertible PIPE Securities on the same terms and price per security as the PIPE for an aggregate purchase price equal to the FPS Purchase Price, with any such purchase reducing its obligation to purchase the Forward Purchase Securities on a dollar-for-dollar basis. The total aggregate purchase price of any Forward Purchase Securities and Convertible PIPE Securities and Convertible PIPE Securities purchased or to be purchased pursuant to the terms of this paragraph is referred to herein as the “Total Forward Purchase”.

(ii) The Company shall deliver written notice to the Purchaser as early as practicable, and in any case at least eleven (11) Business Days before the funding of the FPS Purchase Price to the Escrow Account (defined below), specifying the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account (the “Escrow Account”) of a third-party escrow agent, which shall be the Company’s transfer agent (the “Escrow Agent”), pursuant to a customary escrow agreement between the Company, the Purchaser and the Escrow Agent (the “Escrow Agreement”). The Escrow Agreement shall provide that the Escrow Account and the proceeds thereof are held by and solely for the account of the Purchaser prior to the application of the proceeds thereof in accordance with this Agreement. Two (2) Business Days before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price; provided that the return of the FPS Purchase Price placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. The Purchaser agrees that it shall cooperate in good faith and use reasonable best efforts to effect the funding of the FPS Purchase Price on such notice as necessary to facilitate the consummation of the proposed Business Combination, to the extent the terms and conditions herein have been satisfied. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iii) The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing, the Company will issue to the Purchaser the Forward Purchase Securities, registered in the name of the Purchaser, against (and concurrently with) release of the FPS Purchase Price by the Escrow Agent to the Company.

(b) Delivery of Forward Purchase Securities.

(i) The Company shall register the Purchaser as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder in the register of members of the Company, if applicable, and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii) Each register and book entry for the Forward Purchase Securities purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company shall not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

(d) Registration Rights. The Purchaser shall be granted registration rights by the Company with respect to the Forward Purchase Securities pursuant to a registration rights agreement to be entered into with the Company, a form of which has been filed with the registration statement relating to the Company’s IPO and provided to the Purchaser prior to the date hereof (the “Registration Rights Agreement”).

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. If the Purchaser was formed for the specific purpose of acquiring the Forward Purchase Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, as well as the terms of the IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any shares of Class A Common Stock which the Forward Purchase Securities may be converted into or exercised for, for resale, except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Forward Purchase Securities hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Forward Purchase Securities.

(h) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act with sufficient knowledge and expertise to participate in the purchase of the Forward Purchase Securities.

(k) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(m) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth on the signature page hereof.

(n) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(o) Adequacy of Financing. The Purchaser has, or will have, from and after receipt of capital commitments not subject to opt-out rights (or for which the party with such opt-out rights has agreed to fund in respect of this Agreement) in an aggregate amount not less than the FPS Purchase Price, available to it sufficient funds to satisfy its obligations under this Agreement.

(p) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Forward Purchase Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows as of the date hereof:

(a) Incorporation and Corporate Power. The Company is a corporation incorporated and validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, none of which are issued and outstanding;

(ii) 50,000,000 shares of Class B common stock of the Company, par value $0.0001 per share, 7,503,750 of which are issued and outstanding, (“Class B Common Stock”). All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws; and

(iii) 1,000,000 shares of preferred stock, none of which are issued and outstanding, par value $0.0001 per share.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the FPS Closing, and the securities issuable upon conversion or exercise of the Forward Purchase Securities, has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Forward Purchase Securities.

(i) The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s amended and restated certificate of incorporation, as they may be amended from time to time (the “Charter”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with the IPO and offerings of the Forward Purchase Securities.

(h) Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Securities, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

4. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any shares of Class A Common Stock issued in the IPO held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any shares of Class A Common Stock held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any shares of Class A Common Stock held by it.

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c) Allocation Notice. The Purchaser shall deliver the Allocation Notice to the Company as promptly as practicable after the date hereof, and in any event immediately upon the allocation to this Agreement of capital which has been committed to the Purchaser (in accordance with all binding obligations of the Purchaser), which in no event shall be later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company.

(d) Lockup. The Purchaser hereby agrees that the Forward Purchase Shares will be subject to a lockup restricting the resale thereof for a period of time and on terms not less favorable to the Purchaser than the lockup restrictively applicable to securities sold by the Company in the PIPE provided that such restrictions can be no longer than six months following the initial business combination.

5. Additional Agreements of the Company.

(a) No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b) NYSE Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the shares of Class A Common Stock on the NYSE (or another national securities exchange).

6. FPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment at or prior to the FPS Closing, as reasonably determined by the Purchaser in good faith, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii) The Purchaser shall have capital commitments not subject to opt-out rights (or, to the extent subject to opt-out rights, for which the party with such opt-out rights has agreed to fund in respect of this Agreement) allocated to this Agreement sufficient to fund the FPS Purchase Price; provided that, immediately upon receipt by the Purchaser of capital commitments which are not subject to opt-out rights, or capital commitments which are subject to opt-out rights but for which the person entitled to such opt-out rights has not exercised its veto and the time period for exercising such veto right in respect of the Business Combination which is contemplated to be consummated hereunder shall have expired in respect of such Business Combination (and which capital shall be counted solely in respect of such Business Combination), in the aggregate, in an amount equal to the FPS Purchase Price, the condition set forth in this Section 6(a)(ii) shall be deemed satisfied for all purposes hereunder (and shall not be tested again);

(iii) The ratio of enterprise value to the projected full fiscal year Adjusted EBITDA (as defined below) of the target in the Business Combination for the first fiscal year following entry into the definitive agreement related to the Business Combination is less than or equal to 15.00:1.00, and the Purchaser shall have received detailed financial statements and back-up information supporting such calculation at least ten (10) Business Days prior to the date of the signing of the Definitive Agreement. “Adjusted EBITDA” shall mean, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE (as defined below) in connection with the Business Combination, which shall be reasonable and prepared in good faith at the time such calculations are made, and the Company shall provide Purchaser with written confirmation of the calculation of Adjusted EBITDA from either the principal executive officer or principal financial officer of the target, which for the avoidance of doubt can be via email;

(iv) The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation, as of a date within five (5) Business Days of the Closing Date;

(v) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct in all material respects as of such specified date);

(vi) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing;

(vii) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities;

(viii) Substantially concurrently with the purchase of the Forward Purchase Securities, the Company shall have consummated a PIPE for the purchase of common stock of the Company at a price of $10.00 per share or Convertible PIPE Securities, pursuant to which the Company shall have received net cash proceeds from third-party investors who are not affiliates of the Company or the Sponsor in an aggregate amount of at least three times the Total Forward Purchase. For the avoidance of doubt, if such third-party investment is made in the form of Convertible PIPE Securities, the Purchaser shall be entitled to elect to purchase such Convertible PIPE Securities in lieu of its purchase of the Forward Purchase Securities in accordance with Section 1(a)(i); and

(ix) The Company shall have reimbursed Purchaser for Purchaser’s costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, in accordance with Section 8(n).

(b) The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

7. Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a) by mutual written consent of the Company and the Purchaser; or

(b) automatically

(i) if the IPO is not consummated on or prior to December 31, 2021; or

(ii) if the Business Combination is not consummated in the completion window (as defined in the prospectus delivered to shareholders in connection with the IPO); provided, that Purchaser shall have the right to terminate this Agreement if the Business Combination is not consummated within 24 months from the IPO Closing.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 4(a) shall survive termination of this Agreement.

8. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: M3-Brigade Acquisition III Corp., 1700 Broadway, 19th Floor, New York, New York 10019, Attn: Charles Garner, email: cgarner@m3-partners.com, with a copy to the Company’s counsel at: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attn: David Huntington and David A. Curtiss; email: dhuntington@paulweiss.com and dcurtiss@paulweiss.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b) No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Securities to one or more other persons upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of the Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Number of Forward Purchase Shares hereunder) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. The Company shall be responsible for payment of its and the Purchaser’s costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, and shall reimburse the Purchaser for all such fees and expenses paid by the Purchaser, provided such fees and expenses shall be reimbursable only upon the Business Combination Closing. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER: M3-Brigade III FPA LP

By:	/s/ Aaron Daniels
Name:	Aaron Daniels
Title:	Authorized Person

Address for Notices:

M3-Brigade III FPA LP

c/o Brigade Capital Management, LP

399 Park Avenue, 16th Floor

New York, NY, 10022

Attention: Aaron Daniels

Email: ad@brigadecapital.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: David Huntington, Esq. and David A. Curtiss, Esq.

Email: dhuntington@paulweiss.com and dcurtiss@paulweiss.com

COMPANY:

M3-BRIGADE ACQUISITION III CORP.

By:	/s/ Mohsin Meghji
Name:	Mohsin Meghji
Title:	Executive Chairman of the Board of Directors

[Signature Page to Forward Purchase Agreement – M3-Brigade Acquisition III Corp.]